EXHIBIT 10.3

Waiver

This WAIVER (this “Waiver”) is made and entered into as of March 31, 2017 by ROS acquisition offshore lp, a Cayman Islands Exempted Limited Partnership (“ROS”) and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (“Royalty Opportunities” and, together with ROS, collectively, the “Lenders”).

WHEREAS, ROS is the registered holder of a Convertible Promissory Note in the aggregate principal amount of $1,428,552.78 issued on April 14, 2016 and Convertible Promissory Notes in the aggregate principal amounts of $995,700 and $42,856.59 issued on January 17, 2017 (collectively, the “ROS Notes”), in each case, by Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”);

WHEREAS, Royalty Opportunities is the registered holder of a Convertible Promissory Note in the aggregate principal amount of $809,613.67 issued on April 14, 2016 and Convertible Promissory Notes in the aggregate principal amounts of $564,300 and $24,288.41 issued on January 17, 2017, in each case, by the Company (collectively, the “Royalty Opportunities Notes” and together with the ROS Notes, collectively, the “Notes”);

WHEREAS, the Company has received a going concern qualification in the audit report of its independent registered public accounting firm for the year ended December 31, 2016, and such qualification will breach an affirmative covenant made by the Company under another agreement of indebtedness that it has entered into, which in turn could trigger the cross default prevision under Section 6.01(a)(vii) of the Notes and result in an Event of Default (the “Default”);

WHEREAS, pursuant to Section 6.05 of the Notes, a default under Section 6.01(a)(vii) of the Notes may be waived by the holders of a majority of the aggregate principal amount of each outstanding Series, and the Lenders represent the holders of 100% of the aggregate principal amount of each outstanding Series of the Notes; and

WHEREAS, upon the terms and subject to the conditions of this Waiver, the Lenders have agreed to waive the Default.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Notes.

2.                  Waiver. The Lenders hereby waive the Default.

3.                  No Implied Waiver. Except as expressly set forth in this Waiver, this Waiver shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Lenders under the Notes or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Notes, all of which shall continue in full force and effect. Nothing in this Waiver shall be construed to imply any willingness on the part of the Lenders to agree to or grant any similar or future consent or waiver of any of the terms and conditions of the Notes.

4.                  Governing Law. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, the Lenders have caused this Waiver to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ROS Acquisition Offshore LP,
By OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By: /s/ Samuel D. Islay Name: Samuel D. Islay
Title: Managing Member

ORBIMED ROYALTY OPPORTUNITIES II, LP,
By OrbiMed ROF II LLC,
its General Partner
By OrbiMed Advisors LLC,
its Managing Member

By: /s/ Samuel D. Islay Name: Samuel D. Islay
Title: Managing Member

Signature Page to Waiver